UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 5, 2017

AutoWeb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200,
Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

Autobytel Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, the Board of Directors (“Board”) of AutoWeb, Inc., a Delaware corporation (formerly Autobytel Inc.) (“Company”), approved a change of the Company’s name to “AutoWeb, Inc.” On October 5, 2017, the Company filed an amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware (“Secretary of State”) to change the Company’s name effective as of 12:01 a.m. Eastern Time on October 9, 2017.

In connection with the name change, the Board approved, and the Company filed with the Secretary of State, the following documents to update the Company’s Certificate of Incorporation to eliminate outdated provisions and to incorporate all prior amendments into a new restatement of the Certificate of Incorporation: (i) an Amended Certificate of Designation of Series A Junior Participating Preferred Stock to reflect the name change; (ii) a Certificate of Elimination of the Series B Junior Participating Convertible Preferred Stock to reflect the elimination of the designation of the Company’s Series B Junior Participating Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), as a result of the previously reported conversion of the Series B Preferred Stock into the Company’s Common Stock, $0.001 par value per share; and (iii) a Sixth Restated Certificate of Incorporation.

In addition, the Board approved the Seventh Amended and Restated Bylaws of AutoWeb, Inc. to reflect the Company’s name change.

The foregoing descriptions of the Certificate of Elimination of the Series B Junior Participating Convertible Preferred Stock of Autobytel Inc., Sixth Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation of Autobytel Inc., Amended Certificate of Designation of Series A Junior Participating Preferred Stock of AutoWeb, Inc., Sixth Restated Certificate of Incorporation of AutoWeb, Inc., and Seventh Amended and Restated Bylaws of AutoWeb, Inc. are not complete and are qualified in their entirety by reference to the Certificate of Elimination of the Series B Junior Participating Convertible Preferred Stock of Autobytel Inc., Sixth Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation of Autobytel Inc., Amended Certificate of Designation of Series A Junior Participating Preferred Stock of AutoWeb, Inc., Sixth Restated Certificate of Incorporation of AutoWeb, Inc., and Seventh Amended and Restated Bylaws of AutoWeb, Inc. filed as Exhibits 3.1, 3.2, 3.3, 3.4, and 3.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01   Other Events.

As previously reported, the Company announced that it was changing its name to AutoWeb, Inc. and its ticker symbol on The Nasdaq Capital Market to “AUTO,” and that the Company anticipated that these changes would be effective on October 9, 2017. On October 9, 2017, these changes went effective and the Company’s name was changed to “AutoWeb, Inc.” and the Company’s common stock, $0.001 par value per share, commenced trading on The Nasdaq Capital Market under the ticker symbol “AUTO.”

A copy of the Company’s press release announcing that the name and ticker symbol changes went effective on October 9, 2017 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Our corporate website is located at www.autoweb.com. At or through the Investor Relations section of our website we make available free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to these reports as soon as practicable after this material is electronically filed with or furnished to the SEC and The Nasdaq Stock Market. Our Code of Conduct and Ethics is available at the Corporate Governance link of the Investor Relations section of our website, and a copy of the code may also be obtained, free of charge, by writing to the Corporate Secretary, AutoWeb, Inc., 18872 MacArthur Boulevard, Suite 200, Irvine, California 92612-1400.

Item 9.01    Financial Statements and Exhibits.

(d)
Exhibits

3.1
Certificate of Elimination of Series B Junior Participating Convertible Preferred Stock of Autobytel Inc.

3.2
Sixth Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation of Autobytel Inc.

3.3
Amended Certificate of Designation of Series A Junior Participating Preferred Stock of AutoWeb, Inc.

3.4
Sixth Restated Certificate of Incorporation of AutoWeb, Inc.

3.5
Seventh Amended and Restated Bylaws of AutoWeb, Inc.

99.1
Press Release dated October 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2017
AUTOWEB, INC.

	By:	/s/ Glenn E. Fuller
Glenn E. Fuller
Executive Vice President, Chief Legal and Administrative Officer and Secretary